Guidestone Funds: Medium Duration Bond Fund
 ( 604094 )

CUSIP: 05578QAA1
Quarterly Report from Adviser for the Quarter Ending  12/31/2013


PROCEDURES PURSUANT TO RULE 10f-3*


                                           Securities Purchased


(1)     Name of Underwriters              (GS) GOLDMAN, SACHS & CO.
                                          CITIGROUP GLOBAL MARKETS INC.
                                          DEUTSCHE BANK SECURITIES INC.
                                          J.P. MORGAN SECURITIES LLC
                                          NATIXIS SECURITIES AMERICAS LLC



(2)     Name of Issuer                      BPCE SA



(3)     Title of Security                   BPCE SA 5.7% 22 OCT 2023 144A




(4)     Date of Prospectus or First Offering            10/15/13




(5)     Amount of Total Offering **                     1,500,000,000




(6)     Unit Price  (Local Currency)                    99.834



(7)     Underwriting Spread or Commission               0.3500




(8)     Rating                                    SP:BBB+/ MD:Baa3/ FT:A-



(9)     Maturity Date                              10/22/23



(10)     Current Yield                              5.7095%



(11)     Yield to Maturity                          5.722%



(12)     Subordination Features                    Subordinated









*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which


  Goldman, Sachs & Co. ("Goldman Sachs") or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of US 1940 Act Fund.



  **The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt trasactions is shown in dollars.



Guidestone Funds: Medium Duration Bond Fund
 ( 604094 )

CUSIP: 05578QAA1
Quarterly Report from Adviser for the Quarter Ending  12/31/2013


PROCEDURES PURSUANT TO RULE 10f-3 - Continued




(13)     Nature of Political Entity, if any,                    N/A
         including, in the case of revenue bonds, underlying entity supplying the revenue




(14)     Total Par Value of Securities Purchased***   225,000.00



(15)     Dollar Amount of Purchases ($)               $224,626.50



(16)     Number of Securities Purchased               225,000.00



(17)     Years of Continuous Operation                    At least 3
(excluding municipal securities; see (25)(d) below)       years of
                                                          Operation




(18)     % of Offering Purchased by Fund                    0.0150%




(19)     % of Offering Purchased by                        5.5517%
        all other GSAM-managed Portfolios and Accounts




(20)     Sum of (18) and (19)****                          5.5667%



(21)     % of Fund's Total Assets applied                     0.1132%


     to Purchase



(22)     Name(s) of Underwriter(s) or              CITIGROUP GLOBAL
Dealer(s) from whom Purchased                      MARKETS INC.







(23)     Is the Adviser, any Subadviser or any
         person of which the Adviser or Subadviser
         is an "affiliated person", a Manager or Co-Manager
         of the Offering?                              Yes_x__     No____



(24)     Were Purchases Designated as Group
         Sales or otherwise allocated to
         the Adviser, any Subadviser or any person
         of which the Adviser or Subadviser is an
        "affiliated person"?                           Yes____     No_x__







*** For equity securities, the figure shown represents the number of shares purchased.



  ****May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman Sachs Asset Management International
("GSAMI"), and
any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed
25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to
Qualified Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.









Guidestone Funds: Medium Duration Bond Fund
 ( 604094 )

CUSIP: 05578QAA1

Quarterly Report from Adviser for the Quarter Ending  12/31/2013




PROCEDURES PURSUANT TO RULE 10f-3 - Continued




(25)     Have the following conditions been satisfied:


     (a) The securities were: (i) part of an issue
     registered under the Securities Act of 1933,
     as amended,  which is being offered to the public;
    (ii) U.S. government securities, as defined
     in Section 2(a)(16) of the Securities Exchange Act
     of 1934, as amended (the"Exchange Act");
    (iii) Eligible Municipal Securities; (iv) securities sold
     in an Eligible Foreign Offering; or (v) were securities
     sold in an Eligible Rule 144A Offering?          Yes_x__     No____






     (b) The securities were purchased prior to the end of
     the first day on which any sales to the public
     were made, at a price that was not more than
     the price paid by each other purchaser of securities
     in that offering or in any concurrent offering of
     the securities(except, in the case of an Eligible
     Foreign Offering, for any rights to purchase
     required by law to be granted to existing security
     holders of the issue) or, if a rights offering,
     the securities were purchased on or before the
     fourth day preceding the day on which the
     rights offering terminated.                        Yes_x__    No____







     (c) The underwriting was a firm commitment
      underwriting?                                    Yes_x__     No____







     (d) With respect to any issue of securities
      other than Eligible Municipal Securities,
      was the issuer of such secutrities to be
      purchased in continuous operation for not
      less than three years, including the operation
      of any predecessors; or with respect to any
      issue of Eligible Municipal Securities to
      be purchased, were the securities sufficiently
      liquid that they could be sold at or near
      their carrying value within a reasonably
      short period of time and either: (i) were
      subject to no greater than moderate credit
      risk; or (ii) if the issuer of the municipal
      securities, or the entity supplying the revenues
      from which the issue is to be paid, had been in
      continuous operation for less than three years
     (including the operation of any predecessors)
     the securities were subject to a minimal
     or low amount of credit risk?             Yes____ No____     N/A_x__